Exhibit 99.1

DYNARESOURCE, INC.

 FOR IMMEDIATE RELEASE

DynaResource, Inc. Closes $ 2.5 M USD Direct Private Placement

Irving, Texas (June 22, 2015) OTCQB: DYNR – DynaResource, Inc. (“the Company”), a minerals investment, management, and exploration company based in Irving, Texas, with a current focus on the San Jose de Gracia high grade gold project in northern Sinaloa State, Mexico (“SJG”), is pleased to announce that it has closed a non-brokered direct private placement in the amount of $ 2.5 M USD., with one executive (“GN”) in the Denver, CO. area (the “GN Transaction“). The GN Transaction was subscribed, closed and funded on June 17, 2015. A summary of the GN Transaction is described below:

1.	GN has subscribed to 1 M Common Shares of The Company, at a price per share of $2.50;
2.	GN receives 1 M Warrants to purchase an additional 1 M Common Shares of the Company at an exercise price of $ 2.50 per share, and exercisable to December 31, 2017;

Mr. K.D. Diepholz, Chairman/CEO of DynaResource, Inc. said: “I am pleased to receive the confidence and support from GN. The addition of GN as a significant equity holder of the Company continues our Company tradition of financing activities through the support of private equity. The proceeds from the GN Transaction will allow Mineras de DynaResource, SA de CV., the exclusive Operator at San Jose de Gracia (“DynaMineras”) to improve and expand its current underground test mining and pilot production operations at SJG. I will look forward to reporting the results of operations by DynaMineras at SJG.”

Mr. Robert “Chip” Allender, Exec. V.P.-Director of Mining Operations said: “I would like to publicly thank GN for its confidence and support. I am proud to have GN join the DynaResource team of supporters, and I’m anxious to utilize the capital support from GN in order to inject new energies into the test operations at SJG. I believe we can accomplish significant results at SJG, and I’m looking forward to leading a team of operators at SJG towards our target of building a world class asset.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This News release contains forward-looking statements within the meaning of Section 27 A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Certain information contained in this news release, including any information relating to future financial or operating performance may be deemed “forward-looking”. All statements in this news release, other than statements of historical fact, that address events or developments that DynaResource expects to occur, are “forward-looking information”. These statements relate to future events or future performance and reflect the Company’s expectations regarding the future growth, results of operations, business prospects and opportunities of DynaResource. These forward-looking statements reflect the Company’s current internal projections, expectations or beliefs and are based on information currently available to DynaResource. In some cases forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “projects”, “potential”, “scheduled”, “forecast”, “budget” or the negative of those terms or other comparable terminology. Certain assumptions have been made regarding the Company’s plans at the San Jose de Gracia property. Many of these assumptions are based on factors and events that are not within the control of DynaResource and there is no assurance they will prove to be correct. Such factors include, without limitation: capital requirements, fluctuations in the international currency markets and in the rates of exchange of the currencies of the United States and México; price volatility in the spot and forward markets for commodities; discrepancies between actual and estimated production, between actual and estimated reserves and resources and between actual and estimated metallurgical recoveries; changes in national and local governments in any country which DynaResource currently or may in the future carry on business; taxation; controls; regulations and political or economic developments in the countries in which DynaResource does or may carry on business; the speculative nature of mineral exploration and development, including the risks of obtaining necessary licenses and permits, diminishing quantities or grades of reserves; competition; loss of key employees; additional funding requirements; actual results of current exploration or reclamation activities; changes in project parameters as plans continue to be refined; accidents; labor disputes; defective title to mineral claims or property or contests over claims to mineral properties. In addition, there are risks and hazards associated with the business of mineral exploration, development and mining, including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins, flooding and gold bullion losses (and the risk of inadequate insurance or inability to obtain insurance, to cover these risks) as well as those risks referenced in the Annual Report for DynaResource available at www.sec.gov. Forward-looking information is not a guarantee of future performance and actual results and future events could differ materially from those discussed in the forward-looking information. All of the forward-looking information contained in this news release is qualified by these cautionary statements. Although DynaResource believes that the forward-looking information contained in this news release is based on reasonable assumptions, readers cannot be assured that actual results will be consistent with such statements. Accordingly, readers are cautioned against placing undue reliance on forward-looking information. DynaResource expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise.

For further information on DynaResource, Inc., and DynaMineras, please visit www.dynaresource.com or contact:

Brad J. Saulter, DynaUSA V.P. – Investor Relations; US Telephone: 972-868-9066
K.D. Diepholz, DynaUSA - Chairman / CEO DynaResource de México–Presidente; Mineras de DynaResource-Presidente